UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 22, 2016

Team Health Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34583	36-4276525
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

265 Brookview Town Centre Way Suite 400 Knoxville, Tennessee 37919	37919
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (865) 693-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry Into a Material Definitive Agreement.

On March 22, 2016, Team Health Holdings, Inc. (the “Company”) and JANA Partners LLC (“JANA”) entered into a Cooperation Agreement (the “Cooperation Agreement”).

Pursuant to the Cooperation Agreement, the Company has appointed Edwin M. Crawford and Scott Ostfeld to the Board of Directors of the Company (the “Board”) as Class I directors, effective March 22, 2016. In addition, subject to the terms of the Cooperation Agreement, the Company has agreed to appoint Nancy M. Schlichting (together with Messrs. Crawford and Ostfeld, the “JANA Directors”) to the Board in January 2017 promptly following her retirement from her position as Chief Executive Officer of Henry Ford Health System.

The Company also agreed that, subject to the conditions set forth in the Cooperation Agreement, the Board will nominate Messrs. Crawford and Ostfeld for election to the Board at the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”) and Ms. Schlichting for election to the Board at the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”).

Each of Mr. Crawford, Mr. Ostfeld and Ms. Schlichting must, at all times while serving as a member of the Board, comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-employee Board members. In addition, each of Messrs. Crawford and Ostfeld has provided, and Ms. Schlichting is obligated to provide prior to her appointment, to the Company an irrevocable letter of resignation from the Board that will be effective at such time as (i) JANA commits a material breach of (x) the Cooperation Agreement, and, if capable of being cured, such breach is not cured within 15 days after receipt by JANA of written notice from the Company or (y) the Confidentiality Agreement (as defined therein), (ii) any of the individuals fail to receive a majority of the votes cast in favor of his or her election at any meeting for the election of directors at which a quorum is present, or (iii) in the case of Mr. Ostfeld, JANA and its affiliates, collectively, cease to beneficially own an aggregate “net long position” of at least 2,945,000 shares of the common stock of the Company (the “Common Stock”) then outstanding.

The Company has agreed that it will reduce the size of the Board by one member each year over the next three years beginning at the 2016 Annual Meeting. In addition, the Company has agreed that unless mutually agreed otherwise by JANA and the Company, no later than the date that is 30 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the Company’s 2017 Annual Meeting (the “2017 Notice Deadline”), to announce a new Chairman of the Board, reasonably acceptable to JANA, to replace H. Lynn Massingale, M.D. following the expiration of his term pursuant to his current employment agreement with the Company.

JANA has agreed to various customary standstill provisions for the duration of the Standstill Period in the Cooperation Agreement, which provide, among other things, that JANA shall not: (i) acquire any ownership interest of 14.9% or more of the Common Stock outstanding at such time; (ii) sell securities of the Company to a third party that would result in such third party, together with its affiliates, owning more than 4.9% of the Common Stock outstanding at such time; and (iii) participate in a proxy solicitation with respect to the Company.

JANA has also agreed that, during the Standstill Period, it will vote its shares (i) in favor of the re-election of (A) the JANA Directors and (B) all current directors of the Company nominated for re-election and (ii) subject to certain exceptions set forth in the Cooperation Agreement, in accordance with the Board’s recommendations on all other matters. The “Standstill Period” means the period commencing on March 22, 2016 and terminating on the earlier of (i) the 2017 Notice Deadline unless JANA elects to renew the Standstill Period, in which case the Standstill Period will terminate on the date that is 30 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2018 annual meeting of stockholders or, if JANA renews the Standstill Period a second time, the date that is 30 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the Company’s 2019 annual meeting of stockholders, and (ii) a material breach by the Company of the Cooperation Agreement that is not cured within 15 days after receipt by the Company of written notice from JANA. If JANA does not deliver a renewal notice by the applicable notice deadline, Mr. Ostfeld must tender his resignation from the Board at such time.

JANA and the Company have each agreed, subject to certain exceptions, that during the Standstill Period, neither will make or cause to be made any public statement or announcement that constitutes an ad hominem attack on, or otherwise disparages, defames or slanders, the other party or affiliates thereof or any of their current or former officers, directors or employees.

The Cooperation Agreement terminates upon the later of (i) the expiration of the Standstill Period and (ii) the conclusion of the 2017 Annual Meeting, provided that the confidentiality provisions will survive as provided in the Confidentiality Agreement. The Company’s obligations under the Cooperation Agreement terminate earlier if JANA commits a material breach of the Cooperation Agreement, and, if capable of being cured, such breach is not cured within 15 days after receipt by JANA of written notice from the Company.

The foregoing summary of the Cooperation Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Cooperation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In conjunction with the Cooperation Agreement, the Company and JANA have also entered into a Confidentiality Agreement, a copy of which is attached as an exhibit to the Cooperation Agreement and incorporated herein by reference.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

On March 22, 2016, the Company appointed Edwin M. Crawford and Scott Ostfeld to the Board. Messrs. Crawford and Ostfeld were each appointed to Class I, with terms expiring in 2016. The Board appointed each of Messrs. Crawford and Ostfeld in accordance with the terms of the Cooperation Agreement described in Item 1.01. The Board has not yet determined whether to name Mr. Crawford or Mr. Ostfeld to any of its committees. Pursuant to the Cooperation Agreement, the Company is obligated to appoint at least two of the JANA Directors to any committee that may be formed to (i) review strategic alternatives or (ii) oversee the process of identifying potential senior management hires. Pursuant to the Cooperation Agreement, JANA has the right to request that the Board appoint at least one of the JANA Directors to any two of the Audit Committee, the Compensation Committee or the Nominating/Governance Committee, subject to their satisfaction of the qualification requirements of each applicable committee. Messrs. Crawford and Ostfeld will each receive compensation for services as a non-employee director that will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of their service on the Board. Other than the Cooperation Agreement described in Item 1.01, there are no transactions between Mr. Crawford or Mr. Ostfeld and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01.          Regulation FD Disclosure.

On March 23, 2016, the Company issued a press release announcing its entry into the Cooperation Agreement. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

 (d)        Exhibits.

The following exhibits are filed, or furnished, in the case of Exhibit 99.1, herewith:

Exhibit No.
10.1	Cooperation Agreement, dated as of March 22, 2016 between JANA Partners LLC and Team Health Holdings, Inc.

99.1	Press Release, dated March 23, 2016, by the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM HEALTH HOLDINGS, INC.

By:	/s/ David P. Jones
Name:	David P. Jones
Title:	Executive Vice President and Chief Financial Officer

March 23, 2016

EXHIBIT INDEX

Exhibit No.
10.1	Cooperation Agreement, dated as of March 22, 2016 between JANA Partners LLC and Team Health Holdings, Inc.

99.1	Press Release, dated March 23, 2016, by the Company.